Exhibit 10.1

October 3, 2008

KeyBank National Association, as Agent
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attention:  Mr. Daniel L. Silbert

Re:	Ramco-Gershenson Properties, L.P.
Unsecured Master Loan Agreement dated December 13, 2005 as amended

Dear Dan,

Pursuant to the provisions of Section 4.15 of the Unsecured Master Loan Agreement dated as of December 13, 2005, as amended, restated, extended, supplemented or otherwise modified from time to time (the “Loan Agreement”), among RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership (“Borrower”), RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the “Trust”) and KeyBank National Association, as a Bank and as Agent, and the other Banks from time to time party thereto, Borrower hereby requests and certifies as follows:

1.	Extension Request. Borrower hereby irrevocably requests that the Revolving Credit Maturity Date be extended to December 13, 2009.

2.	No Default. The undersigned chief financial or chief accounting officer of Borrower certifies that no Default or Event of Default has occurred and is continuing.

3.	Other Conditions. All other conditions to the extension to the Revolving Credit Maturity Date requested hereby set forth in Section 4.15 of the Loan Agreement have been satisified.

4.	Definitions. Terms defined in the Loan Agreement are used herein with the meanings so defined.

October 3, 2008
KeyBank National Association, as Agent
Revolving Credit Maturity Date Extension Request

In witness whereof, I have hereunto set my hand this 3rd day of October, 2008.

BORROWER:

RAMCO-GERSHENSON PROPERTIES, L.P.,
A Delaware limited partnership, by its sole general partner

By: Ramco-Gershenson Properties Trust, a
Maryland real estate investment trust

By:	/s/ Richard J. Smith
Name:	Richard J. Smith
Title:	Chief Financial Officer